EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 166 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the “Registration Statement”) of MFS® Series Trust X (the “Trust”), of my opinion dated July 29, 2021, appearing in Post-Effective Amendment No. 164 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 29, 2021.

Thomas H. Connors
Thomas H. Connors
Vice President and Senior Counsel

Boston, Massachusetts

November 24, 2021